                                                                   EXHIBIT 10.40

================================================================================


                                PREFERRED STOCK
                              PURCHASE AGREEMENT

                                    between

                           FIELDWORKS, INCORPORATED,
                            a Minnesota corporation
                                      and

                      INDUSTRIAL-WORKS HOLDING CO., LLC,

                     a Delaware limited liability company

                          Dated as of March 31, 2000

                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I   AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES..............   1

     Section 1.1  Authorization.........................................   1
     Section 1.2  The Series C Shares...................................   1
     Section 1.3  The Conversion Shares.................................   1
     Section 1.4  Purchase and Sale.....................................   1
     Section 1.5  Closing...............................................   1
     Section 1.6  Use of Proceeds.......................................   2

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   2

     Section 2.1  Organization, Qualifications and Corporate Power......   2
     Section 2.2  Authorization of Agreements...........................   2
     Section 2.3  Validity..............................................   3
     Section 2.4  Authorized Capital Stock..............................   3
     Section 2.5  Third-Party Approvals.................................   4
     Section 2.6  SEC Filings...........................................   5
     Section 2.7  Offering of the Series C Shares and Warrant...........   5
     Section 2.8  Brokers...............................................   5
     Section 2.9  Disclosure............................................   5

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.   5

     Section 3.1  Representations.......................................   5

ARTICLE IV  CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS.............   6

     Section 4.1  Conditions to Obligations of the Purchaser............   6

ARTICLE V   COVENANTS OF THE COMPANY....................................   7

     Section 5.1  Rights Offering.......................................   7
     Section 5.2  SEC Filings...........................................   8
     Section 5.3  Financial Statements, Reports, Etc....................   8
     Section 5.4  Reserve for Conversion Shares.........................   9
     Section 5.5  Corporate Existence...................................   9
     Section 5.6  Inspection, Consultation and Advice...................   9
     Section 5.7  Board of Directors....................................  10

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     Section 5.8    Compliance with Laws...............................  10
     Section 5.9    Keeping of Records and Books of Account............  10
     Section 5.10   Protective Provisions..............................  10
     Section 5.11   Publication Matters................................  12

ARTICLE VI  MISCELLANEOUS..............................................  12

     Section 6.1    Expenses...........................................  12
     Section 6.2    Termination........................................  12
     Section 6.3    Survival of Agreements.............................  12
     Section 6.4    Brokerage..........................................  13
     Section 6.5    Parties in Interest................................  13
     Section 6.6    Notices............................................  13
     Section 6.7    Governing Law; Jury Trial Waiver...................  14
     Section 6.8    Injunctive Relief..................................  14
     Section 6.9    Assignment.........................................  14
     Section 6.10   Limitation of Liability............................  15
     Section 6.11   Entire Agreement...................................  15
     Section 6.12   Counterparts.......................................  15
     Section 6.13   Amendments.........................................  15
     Section 6.14   Severability.......................................  15
     Section 6.15   Titles and Subtitles...............................  15
     Section 6.16   Certain Defined Terms..............................  15

                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of March 31, 2000 by and among Fieldworks, Incorporated, a Minnesota corporation (the "Company"), and Industrial-Works Holding Co., LLC, a Delaware limited liability company ("Purchaser"). Section 6.16 lists certain defined terms used in this Agreement.

     WHEREAS, on the terms and subject to the conditions set forth herein, the Company wishes to issue and sell to Purchaser newly issued shares ("Series C Shares") of the authorized but unissued Series C Convertible Participating Preferred Stock of the Company (the "Series C Preferred Stock");

     WHEREAS, the Purchaser wishes to purchase the Series C Preferred Stock on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES

     SECTION 1.1  Authorization.  The Company has authorized and reserved for
                  -------------
issuance 500,000 shares of Series C Preferred Stock, upon the terms and conditions described herein, and has authorized and reserved 500,000 shares of the Company's Common Stock for issuance upon conversion of the Series C Shares.

     SECTION 1.2  The Series C Shares.  The Series C Shares shall be issued
                  -------------------
pursuant to, and shall be vested with the rights and preferences, and subject to the limitations set forth in the Certificate of Designation of the Series C Convertible Participating Preferred Stock (the "Series C Certificate") attached hereto as Exhibit A.
          ---------

     SECTION 1.3  The Conversion Shares.  The shares of the Company's Common
                  ---------------------
Stock issued or issuable upon conversion of the Series C Shares (the "Conversion Shares") will be entitled to the registration rights provisions attached as Exhibit C to this Agreement.

     SECTION 1.4  Purchase and Sale. Subject to the terms and conditions of this
                  -----------------
Agreement, the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company, 500,000 shares of Series C Preferred Stock for a purchase price of two dollars ($2.00) per share.

     SECTION 1.5  Closing.  Subject to the terms and conditions of this
                  -------
Agreement, the closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 17th Floor, 695 Town Center Drive, Costa Mesa, California 92626 on March 31, 2000 or at such other place, time and date as Company and Purchaser may direct (the "Closing Date"). At the Closing, Company will deliver to Purchaser the Series C Shares, registered in Purchaser's name, and

Purchaser shall transfer the Purchase Price to the account of the Company by wire transfer of immediately available funds.

     SECTION 1.6  Use of Proceeds. The Company shall use such proceeds for
                  ---------------
acquisitions and for general working capital.

                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Purchaser that, except as set forth in the Disclosure Schedules attached hereto (which Disclosure Schedules make explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

     SECTION 2.1  Organization, Qualifications and Corporate Power.
                  ------------------------------------------------

     (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except for such jurisdictions, if any, in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, as described in the Company's draft Annual Report on Form 10-K for the year ended _________, 2000 (the "Annual Report"), and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and all other documents to be delivered in connection with any of them (the "Transaction Documents"), and to issue, sell and deliver the Series C Shares and to issue and deliver the Conversion Shares.

     (b) The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating or limited liability company interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     (c) The Articles of Incorporation of the Company (the "Articles of Incorporation") and the Bylaws of the Company (the "Bylaws") are in full force and effect as of the date hereof in the forms attached to, or incorporated by reference in, the Annual Report.

     SECTION 2.2  Authorization of Agreements.
                  ---------------------------

     (a) The execution and delivery by the Company of this Agreement and all other Transaction Documents, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Series C Shares, and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and do not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or the Bylaws, or any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

     (b) The Series C Certificate and this Agreement have been duly approved by the Board of Directors of the Company. The Series C Shares have been duly authorized and, when issued in accordance with this Agreement and the Series C Certificate, will be validly issued, fully paid and nonassessable shares of Series C Preferred Stock, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the Series C Certificate. The Conversion Shares have been duly reserved for issuance upon conversion of the Series C Shares, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock not subject to, or issued in violation of, any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the Minnesota Business Corporation Act (the "MBCA"), the Articles of Incorporation or Bylaws, or any contract to which the Company is a party or is otherwise bound, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the Series C Certificate. Neither the issuance, sale or delivery of the Series C Shares, nor the issuance or delivery of the Conversion Shares is subject to, or in violation of, any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the MBCA, the Articles of Incorporation or Bylaws, or any contract to which the Company is a party or is otherwise bound, or of any other right in favor of any Person that has not been effectively waived.

     SECTION 2.3  Validity.  This Agreement has been duly executed and
                  --------
delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and each other Transaction Document when executed and delivered in accordance with this Agreement will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject in each case, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally, and as to the remedy of specific performance and other forms of injunctive relief, subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

     SECTION 2.4  Authorized Capital Stock.  The authorized capital stock of the
                  ------------------------
Company consists of (i) 30,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, of which 4,250,000 shares have been designated Series B Preferred Stock (Series B Preferred Stock) and of which 500,000 shares have been designated Series C Preferred Stock. 8,894,426 shares of Common Stock are validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, 4,674,854 shares of Common Stock are reserved for issuance upon exercise of outstanding options and warrants, and another 888,800 shares have been reserved for issuance under the 1994 Long-Term Incentive and Stock Option Plan and the 1996 Directors' Stock Option Plan, 4,250,000 shares Series B Preferred Stock have been issued and no Series C Shares shall have been issued. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Articles of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as contemplated by this Agreement or set forth in the Annual Report, including the financial statements made a part thereof, (i) no Person owns of record or is known to the Company to own beneficially any share of Common Stock,
(ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible equity or debt securities, or other such rights or to distribute to holders of any of its equity or debt securities any evidence of indebtedness or asset and (iv) there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (x) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible into, or exercisable for or exchangeable for, any capital stock of or other equity interest in, the Company, (y) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, or (z) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Common Stock. Except as provided for in the Articles of Incorporation or as set forth in the Annual Report, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the Annual Report, or as expressly contemplated by the terms of this Agreement, there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company whether or not the Company is a party thereto. All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

     SECTION 2.5  Third-Party Approvals.  No registration or filing with, or
                  ---------------------
consent or approval of or other action by any third party, is or will be necessary for the valid execution, delivery and performance by the Company of the Transaction Documents, the issuance, sale and delivery of the Warrant or of the Series C Shares on the Closing Date, or, or upon exercise of conversion rights, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Series C Shares, and (ii) with respect to the registration rights granted in this Agreement, the registration of the shares covered thereby with the United States Securities and Exchange Commission (the "SEC") and filings pursuant to state securities laws.

     SECTION 2.6  SEC Filings.  The Company has filed, on a timely basis, all
                  -----------
filings required to be made by it with the SEC. The Company's Annual Report will be filed in substantially the form of the draft given to Purchaser.

     SECTION 2.7  Offering of the Series C Shares and Warrant.  Neither the
                  -------------------------------------------
Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Series C Shares, the Warrant or any security of the Company similar to the Series C Shares or the Warrant has offered the Series C Shares or the Warrant or any such similar security for sale to, or solicited any offer to buy the Series C Shares, the Warrant or any such similar security from, or otherwise approached or negotiated with respect thereto with, any Person or Persons, and neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Series C Shares or the Warrant under the Securities Act of 1933 (the "Securities Act") or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Series C Shares or the Warrant to the registration provisions of the Securities Act.

     SECTION 2.8  Brokers.  The Company has no contract, arrangement or
                  -------
understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement except for fees due Glenmount, LLC under its Management Services Agreement.

     SECTION 2.9  Disclosure.  Neither this Agreement nor the Annual Report
                  ----------
contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to Purchaser in writing and of which the Company is aware which materially and adversely affects or could be reasonably expected to materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. Any financial projections and other estimates provided to Purchaser were prepared by the Company based on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections and estimates, believed to be reasonable. As of the date hereof, no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

                                  ARTICLE III
          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

     SECTION 3.1  Representations. Purchaser represents and warrants to the
                  ---------------
Company that:

     (a) it is wholly owned by Glenmount International, L.P., which is a partnership which was not organized for the specific purpose of acquiring the Series C Shares;

     (b) it has sufficient knowledge and experience in investing to be able to evaluate the risks and merits of its investment in the Company, and it is able financially to bear the risks thereof;

     (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

     (d) the Series C Shares and the Conversion Shares are being acquired for Purchaser's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

     (e) Purchaser is a limited liability company, duly formed, validly existing and in good standing under the laws of its state of formation and has the power and authority to execute, deliver and perform this Agreement;

     (f) the execution and delivery by Purchaser of this Agreement, and the performance by the Purchaser of its obligations hereunder, have been duly authorized by all requisite corporate action; and

     (g) Purchaser has duly executed and delivered this Agreement and it constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally and as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

                                  ARTICLE IV
                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

     SECTION 4.1  Conditions to Obligations of the Purchaser.  The obligation of
                  ------------------------------------------
Purchaser to purchase and pay for the Series C Shares to be purchased by it on the Closing Date hereunder is, at its option, subject to the satisfaction, on or before the Closing Date of the following conditions:

     (a)  Director Approval.  The Company shall have obtained approval of this
          -----------------
Agreement and the transactions contemplated hereby, from its directors.

     (b)  Rights Offering.  The Board of Directors of the Company shall have
          ---------------
approved and directed the rights offering contemplated by Section 5.1 of this Agreement.

     (c)  Opinion of the Company's Counsel. Purchaser shall have received from
          --------------------------------
Dorsey & Whitney, counsel for the Company, an opinion dated the Closing Date, in the form attached as Exhibit B hereto.
                     ---------

     (d)  Representations and Warranties to be True and Correct on Date Hereof.
          --------------------------------------------------------------------
The representations and warranties of the Company contained in Article II shall have been true, complete and correct on the date of this Agreement and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to such effect the Purchaser in writing.

     (e)  Performance.  The Company shall have performed and complied with all
          -----------
agreements contained herein required to be performed or complied with by it prior to or at the Closing Date and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

     (f)  All Proceedings to be Satisfactory. All corporate and other
          ----------------------------------
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it reasonably may request.

     (g)  Terms of Series C Shares. The Board of Directors of the Company
          ------------------------
shall have adopted the Series C Certificate in substantially the form attached as Exhibit A hereto and such Certificate shall have been filed with the
   ---------
Minnesota Secretary of State and have become effective.

     (h)  Third-Party Approvals.  All Persons having any right to consent to or
          ---------------------
approve the issuance of the Series C Shares, or the Conversion Shares, shall have delivered such consents or approvals in writing. All Persons having any preemptive, first refusal or other rights with respect to the issuance of the Series C Shares, the Conversion Shares, shall have irrevocably waived the same in writing.

     (i)  Fees and Expenses.  The Company shall have paid fees and expenses due
          -----------------
pursuant to Section 6.01 hereof incurred prior to the Closing and the closing fee due to Glenmount, LLC.

     (j)  Directors and Officers Liability Insurance.  The Company shall have
          ------------------------------------------
maintained in effect directors' and officers' liability insurance coverage, on customary terms and conditions (including coverage for liabilities arising before the date of taking office to the extent arising from such person's status as a prospective member of the Board of Directors), ensuring an aggregate of at least $5,000,000 in such liability insurance coverage.

     All such documents shall be reasonably satisfactory in form and substance to the Purchaser.

                                   ARTICLE V
                           COVENANTS OF THE COMPANY

     The Company covenants and agrees with the Purchasers that:

     SECTION 5.1  Rights Offering.  The Company shall as promptly as feasible
                  ---------------
commence an offering to its existing shareholders of rights to purchase one share of Common Stock at a price of $2.00 per share for every three shares of Common Stock held on the record date for such offering, and shall cause such offering to expire on or before June 30, 2000 or on such other date as the Company and the Purchaser shall mutually agree.

     SECTION 5.2  SEC Filings. The Company shall at all times file all reports
                  -----------
required to be filed by it under the Securities Act or the Exchange Act, and shall take such further action as Purchaser may reasonably request, all to the extent required from time to time, to allow Purchaser to sell the Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of Purchaser, the Company shall deliver to Purchaser (i) a certificate from the President, Chief Executive Officer or Chief Financial Officer stating that the Company has complied with all such requirements; (ii) copies of the Company's most recent quarterly or annual report; and (iii) all such other reports and/or documents as Purchaser may reasonably request to avail itself of Rule 144, 144A or any other SEC regulation allowing it to sell the Conversion Shares without registration.

     SECTION 5.3  Financial Statements, Reports, Etc.   Until the Closing, and
                  ------------------------------------
thereafter, so long as the any Series C Shares are outstanding, Purchaser shall be entitled to receive the following information:

     (a) within ninety (90) days after the end of each fiscal year of the Company, a balance sheet of the Company, as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, prepared in accordance with GAAP and certified by a "Big Five" firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (the "Annual
                                                                          ------
Audited Financial Statements");
----------------------------

     (b) within twenty-one (21) days after the end of each accounting month of the Company within each fiscal year, a balance sheet of the Company and the related statements of income, shareholders' equity and cash flows, unaudited but prepared in accordance with GAAP and certified by the Chief Financial Officer of the Company, or, if there is no Chief Financial Officer, the Chief Executive Officer, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, shareholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year and with respect to the then-applicable budget;

     (c)  at the time of delivery of each financial statement pursuant to
Section 5.3(b), a certificate executed by the Chief Financial Officer of the
--------------
Company or, if there is no Chief Financial Officer, the Chief Executive Officer, stating that such officer has reviewed this Agreement, and the terms of the Series C Preferred Stock contained in the Articles of Incorporation and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement, the terms of the Warrant, or the terms of the Series C Preferred Stock contained in the Articles of Incorporation or, if such officer has such knowledge, specifying such default and the nature thereof;

     (d) within thirty (30) days after the end of each quarter, a quarterly management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

     (e) no later than thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

     (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company;

     (g) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries involving the Company that could materially adversely affect the Company;

     (h) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its shareholders or files with the SEC; and

     (i) promptly, from time to time, such other material information regarding the business, prospects, financial condition, operations, property or affairs of the Company as Purchaser reasonably may request.

     SECTION 5.4  Reserve for Conversion Shares. The Company shall at all times
                  -----------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series C Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Series C Shares from time to time outstanding, or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series C Shares or otherwise to comply with the terms of this Agreement, the Company will immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain all authorizations, consents, approvals or other actions by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Series C Shares, which conversion may be made by Purchaser at any time.

     SECTION 5.5  Corporate Existence.  The Company shall maintain its
                  -------------------
respective corporate existence, rights and franchises in full force and effect.

     SECTION 5.6  Inspection, Consultation and Advice.  The Company shall permit
                  -----------------------------------
Purchaser and such Persons as Purchaser may designate, to visit and inspect, at Purchaser's expense, any of the properties of the Company, examine its books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company as to its affairs, finances and accounts, all at reasonable times and upon reasonable notice. In addition, and without limiting the foregoing, Company shall permit Purchaser to conduct such environmental investigations of Company facilities as Purchaser deems appropriate, including "Phase II" review.

     SECTION 5.7  Board of Directors.
                  ------------------

     (a) So long as the any Series C Shares remain outstanding, the holders of the Series C Shares shall have the right to designate one observer to attend, at Company expense, all meetings of directors of the Company, unless the holders of the Series B Preferred Stock hold at least fifty percent (50%) of the Series C Shares.

     SECTION 5.8  Compliance with Laws.  The Company shall conduct its
                  --------------------
business in compliance with all Applicable Laws.

     SECTION 5.9  Keeping of Records and Books of Account.  The Company shall
                  ---------------------------------------
keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 5.10 Protective Provisions.  The Company shall not take any of the
                  ---------------------
following actions without the prior affirmative written consent of Purchaser or, following the Closing, of the holders of at least two-thirds (2/3) of the Series C Shares:

     (a) alter, change or amend (by merger or otherwise) any of the rights, preferences or privileges of the Series C Preferred Stock;

     (b) other than as required by the terms of the Series B Preferred Stock, amend, restate, alter, modify or repeal (by merger or otherwise) its Articles of Incorporation or Bylaws, including, without limitation, amending, restating, modifying or repealing (by merger or otherwise) (i) any certificate of designation or preferences (as in effect from time to time) relating to any series of Preferred Stock or (ii) any of the rights, preferences and privileges of any other class of Capital Stock or the terms or provisions of any option or Convertible Security;

     (c) (i) create, authorize or issue Senior Securities, Parity Securities, Supervoting Securities or shares of any such class or series; (ii) create, authorize or issue any securities (including Convertible Securities) convertible into, or exercisable, redeemable or exchangeable for, shares of Senior Securities, Parity Securities or Supervoting Securities; (iii) increase or decrease the authorized number of shares of Series C Preferred Stock; or (iv) increase or decrease the authorized number of shares of any class or series of Senior Securities, Parity Securities, Supervoting Securities or shares of any such class or series;

     (d) (i) initiate or suffer to exist any Liquidation Event with respect to the Company, (ii) enter into any merger or consolidation with any other Person that results in the holders of the Company's Capital Stock immediately prior to such transaction owning less than fifty percent (50%) of the voting power of the successor entity's Capital Stock after such transaction or (iii) otherwise discontinue or dispose of more than ten percent (10%) of the assets of the business of the Company, taken as a whole;

     (e) initiate or suffer to exist any recapitalization of the Company, or reclassify any authorized Capital Stock of the Company into any other class or series of Capital Stock of the Company;

     (f)  redeem any shares of Capital Stock;

     (g) acquire, in one or a series of transactions, any equity ownership interest, by way of merger or otherwise, in any Person, or any asset or assets of any Person, where the aggregate consideration payable in connection with such acquisition (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration) is at least $1,000,000, or (ii) make any capital expenditures in excess of $500,000 individually or $1,000,000 for any fiscal year;

     (h) make any material change in the nature of its business as conducted on the Closing Date, or fail to conduct its business in the ordinary course consistent with past practice;

     (i) sell, transfer, convey, lease or dispose of, outside the ordinary course of business, any material assets or properties of the Company, whether now or hereafter acquired, in any transaction or transactions that call for payments in excess of $500,000;

     (j)  establish or purchase any Subsidiary;

     (k) enter into any agreements, transactions or leases not in the ordinary course of the Company's business as conducted on the Closing Date that call for payments in excess of $250,000;

     (l) incur any new or additional Indebtedness which exceeds $500,000 provided that this clause (n) shall not prohibit the extension, renewal, amendment or refinancing (including refinancings with other lenders) of the Company's existing credit facility with Spectrum Commercial Services, a Division of Lyon Financial Services, Inc. on terms no more restrictive than those contained in the General Credit and Security Agreement dated November 19, 1998, as amended on August 20, 1999 (except interest rate "spreads" may increase by no more than 50 basis points over prime and principal amounts advanced against accounts receivable or inventory (but no other amounts of principal) may increase or decrease provided that advance rates are no greater than those currently in effect).

     (m) except for transactions on customary and reasonable terms, enter into any transaction with (i) any Affiliate of the Company, (ii) any employee of the Company, (iii) any holder of more than five percent (5%) of the outstanding capital stock of any class or series of Capital Stock of the Company, (iv) any member of the immediate family of any Person set forth in clauses (i), (ii) and
(iii) above, or (v) any corporation, partnership, trust or other entity in which any Person set forth in clauses (i), (ii), (iii) or (iv) above, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof. For purposes of this Agreement, the members of the "immediate family" of any Person shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons-and daughters-in-law, and brothers- and sisters-in-law of such Person.

     SECTION 5.11 Publication Matters.  The Company shall not use the name or
                  -------------------
logo of Purchaser or any of its Affiliates in connection with any press releases or advertisements without the prior written consent of Purchaser and the prior written approval by Purchaser of the form and content of any such press release or advertisement. The Company consents to the publication by Purchaser or any of its Affiliates of a tombstone or similar advertising material relating to the transactions contemplated by this Agreement, which may include the Company's name, business description and size of investment. In addition, the Company agrees that Purchaser and its Affiliates may use the Company's name and logo on websites among a list of representative investments and may provide the Company's name and appropriate individual contacts to companies for the purpose of securing supplier discounts or other similar benefits for the Company.

                                  ARTICLE VI
                                 MISCELLANEOUS

     SECTION 6.1  Expenses.  The Company shall pay all reasonable
                  --------
out-of-pocket due diligence expenses and outside legal and consulting fees and expenses of Purchaser incurred in connection with investigating, negotiating or documenting the transactions contemplated hereby (whether such fees and expenses are incurred prior to or after the Closing Date).

     SECTION 6.2  Termination.  This Agreement may be terminated:
                  ------------

     (a)  at any time by mutual agreement of the parties;

     (b) by Purchaser by written notice to the Company if all conditions to closing have not been satisfied prior to April 6, 2000;

     (c) by either party following a material breach by the other party to this Agreement, provided that if such breach is curable, this Agreement may only be terminated if, after ten (10) business days' notice, the party in breach has not either cured such breach or commenced diligent efforts to cure such breach.

     Termination of this Agreement shall not waive any party of liability for breaches of this Agreement which occurred prior to termination.

     SECTION 6.3  Survival of Agreements.  All covenants, agreements,
                  ----------------------
representations and warranties made in the Transaction Documents or any certificate or instrument delivered to Purchaser pursuant to or in connection with the Transaction Documents shall survive the execution and delivery of the Transaction Documents, the issuance, sale and delivery of the Series C Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

     SECTION 6.4  Brokerage.  Each party hereto will indemnify and hold harmless
                  ---------
the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 6.5  Parties in Interest.  All representations, covenants and
                  -------------------
agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting Purchaser shall inure to the benefit of any and all subsequent holders from time to time of Series C Shares, the Warrants, Conversion Shares or the Warrant Shares.

     SECTION 6.6  Notices.  All notices, requests, consents and other
                  -------
communications hereunder shall be in writing and shall be delivered in Person, mailed by certified or registered mail, return receipt requested, delivered by overnight courier, or sent by telecopier or telex, addressed as follows:

     (a)  if to the Company,

                                   Fieldworks, Incorporated
                                   7631 Anagram Drive
                                   Eden Prairie, Minnesota
                                   Attention: Karen Engebretson
                                   Facsimile: (612) 947-7030

             with a copy to:

                                   Dorsey & Whitney LLP
                                   Pillsbury Center
                                   220 South Sixth Street
                                   Minneapolis, MN 55402
                                   Attention: Kenneth Cutler
                                   Facsimile: (612) 340-8738

     (b)  if to Purchaser:

                                   Industrial Works Holding Co., LLC
                                   c/o Glenmount International, L.P.
                                   19200 Von Karman Avenue, Suite 400
                                   Irvine, California 92612
                                   Attention:  Michael E. Johnson
                                   Facsimile: (949) 477-8044

             with a copy to:

                                   Paul, Hastings, Janofsky & Walker LLP
                                   695 Town Center Drive, 17/th/ Floor
                                   Costa Mesa, California 92626-1924
                                   Attention: Peter J. Tennyson
                                   Facsimile:  (714) 979-1921

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 6.7  Governing Law; Jury Trial Waiver.  This Agreement shall be
                  --------------------------------
construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California without regard to the conflict of law principles thereof; except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement and as to those matters, the law of the jurisdiction under which the respective entity derives its powers shall govern. The parties irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, and consent to the jurisdiction of, the courts located in Orange County, California, and waive any and all objections to such jurisdiction or venue that they may have. The parties hereby waive any right to have trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies arising under or in connection with this Agreement, whether grounded in tort, contract or otherwise.

     SECTION 6.8  Injunctive Relief.  The parties hereto acknowledge and agree
                  -----------------
that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and shall be entitled to enforce specifically the provisions of this Agreement in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

     SECTION 6.9  Assignment.
                  ----------

     (a) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of Purchaser.

     (b) Purchaser may, without the consent of the Company, sell, transfer, or otherwise any of the Series C Shares purchased by Purchaser hereunder or the Conversion Shares and the rights and obligations of Purchaser hereunder, to any of its Affiliates or to an Accredited Investor, provided, however, that such
                                                --------  -------
Person (except for a transferee of the Breakup Warrant) shall not have any rights under this Agreement unless it executes a counterpart of this Agreement in connection with such transfer.

     (c) Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

     SECTION 6.10 Limitation of Liability.  In no event shall (a) any Affiliate
                  -----------------------
 of Purchaser, or (b) any direct or indirect member, shareholder, officer, director, limited partner, employee or any other representative of Purchaser or any Affiliate of Purchaser, be personally liable for any obligation of Purchaser under this Agreement.

     SECTION 6.11 Entire Agreement.  This Agreement, including any Schedules and
                  ----------------
the Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     SECTION 6.12 Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.13 Amendments.  This Agreement may not be amended or modified
                  ----------
without the written consent of the Company and Purchaser.

     SECTION 6.14 Severability.  If any provision of this Agreement shall be
                  ------------
declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 6.15 Titles and Subtitles.  The titles and subtitles used in this
                  --------------------
Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 6.16 Certain Defined Terms.  As used in this Agreement, the
                  ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" means, with respect to a specified Person, (a) any other person
      ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (b) any other Person that owns, directly or indirectly, five percent (5%) or more of such specified person's Capital Stock, (c) any employee or director of such specified Person, (d) any member of the family of any Person specified in clauses (a), (b), and (c), or
(e) any corporation, limited liability company, partnership, trust or other entity in which any Person set forth in clauses (a), (b), (c) or (d) above, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding Capital Stock thereof. For the purposes of this definition, "control," when used with
                                                      -------
respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and
                                                               -----------
"controlled" have meanings correlative to the foregoing.  All limited partners
 ----------
in Glenmount International, L.P. shall be considered Purchaser's Affiliates.

     "Agreement" has the meaning set forth in the preamble hereto.
      ---------

     "Applicable Law" means any statute, law, rule or regulation or any
      --------------
judgment, order, writ, injunction, decree or financial assessment (subject, in the case of financial assessments, to the exhaustion of appeals) of any Governmental Entity to which a specified Person or its properties or assets, or its officers, directors, employees, consultants or agents (in their capacities as such) is subject, including, without limitation, all such statutes, laws, rules, regulations, judgments, orders, writs, injunctions, decrees and financial assessments relating to, without limitation, energy regulation, public utility regulation, securities regulation, consumer protection, equal opportunity, health care industry regulation, public health and safety, motor vehicle safety or standards, third party reimbursement, environmental protection, fire, zoning, building and occupational safety and health matters and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
      -------------
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Change of Control" shall be deemed to have occurred upon (i) the
      -----------------
consummation of a tender for or purchase of more than fifty percent (50%) of the Company's Common Stock by a third party, in a single transaction or series of related transactions, (ii) a merger, consolidation or sale of all or substantially all of the assets of the Company such that the shareholders of the Company immediately prior to the consummation of such transaction own less than fifty percent (50%) of the voting securities of the surviving entity immediately after the transaction or transactions, in a single transaction or series of related transactions, or (iii) the sale or transfer of more than twenty-five percent (25%) of the shares of Capital Stock of the Company, in a single transaction or series of related transactions.

     "Closing" has the meaning set forth in Section 1.5 hereof.
      -------                               -----------

     "Closing Date" has the meaning set forth in Section 1.5 hereof.
      ------------                               -----------

     "Code" means the Internal Revenue Code.
      ----

     "Common Stock" has the meaning set forth in the preamble hereto.
      ------------

     "Company" has the meaning set forth in the preamble hereto.
      -------

     "Conversion Shares" has the meaning set forth in Section 1.3 hereof.
      -----------------                               -----------

     "Convertible Security" means any stock or security that is directly or
      --------------------
indirectly convertible into or exchangeable for or exercisable for Capital Stock, including without limitation, the shares of Series B Stock, the Series C Shares, existing Warrants and any other option, warrant or exchangeable debt security.

     "Governmental Entity" means any court or tribunal in any jurisdiction
      -------------------
(domestic or foreign) or any federal, state or local public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

     "Knowledge" or "known" means, with respect to any Person, the actual
      ---------      -----
knowledge of such Person, after reasonable inquiry; provided, that a Person
                                                    --------
shall be deemed to have actual knowledge of the contents of all books and records with respect to which such Person has reasonable access; provided,
                                                                 --------
further, and without limiting the generality of the foregoing, with respect to
-------
any Person that is a corporation actual knowledge shall be deemed to include the actual knowledge of all principal employees of any such Person (including without limitation each director, the Chief Executive Officer, President, Chief Financial Officer and all Vice Presidents of such Person).

     "Liquidation Event" means, with respect to any Person, any of the following
      -----------------
events: (i) the commencement by such Person of a voluntary case under the bankruptcy laws of the United States, as now or hereafter in effect, or the commencement of an involuntary case against such Person with respect to which the petition shall not be controverted within fifteen (15) days, or be dismissed within sixty (60) days, after commencement thereof; (ii) the appointment of a custodian for, or the taking charge by a custodian of, all or substantially all of the property of such Person; (iii) the commencement by such Person of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (iv) the commencement against such Person of any proceeding set forth in the preceding clause (iii), which is not controverted within ten (10) days thereof and dismissed within sixty (60) days after the commencement thereof; (v) the adjudication of such Person insolvent or bankrupt, or the adoption by such Person of a plan of liquidation, (vi) the occurrence of any Change of Control with respect to such Person or (vii) the filing of a certificate of dissolution in respect of the Company with the Secretary of State of the State of Minnesota; in any of cases (i) through (vi) above, in a single transaction or series of related transactions.

     "Parity Securities" means any class or series of capital stock which ranks
      -----------------
on a parity with the Series C Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Company.

     "Person" shall mean an individual, corporation, trust, partnership, joint
      ------
venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

     "Purchaser" has the meaning set forth in the preamble hereto, but in the
      ---------
event Purchaser distributes Series C Shares, it shall mean any holder of Series C Shares.

     "SEC" has the meaning set forth in Section 2.5 hereof.
      ---                               -----------

     "Senior Securities" means any class or series of capital stock which ranks
      -----------------
senior to the Series C Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Company.

     "Series C Preferred Stock" has the meaning set forth in the Recitals
      ------------------------
hereto.

     "Series C Shares" has the meaning set forth in the Recitals hereto.
      ---------------

     "Supervoting Securities" means any class or series of the Company's Capital
      ----------------------
Stock the holders of which have the right to cast more than one vote per share and/or have the right to elect one or more members of the Board of Directors, voting as a class or series.

     "Transaction Documents" has the meaning set forth in Section 2.1(a) hereof.
      ---------------------                               --------------

                             *    *    *    *    *

                         (Signatures on following page)

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the Company and Purchaser have executed this Securities Purchase Agreement as of the day and year first above written.


COMPANY:                              FIELDWORKS, INC.,
                                      a Minnesota corporation

                                      By: /s/ Karen Engebretson
                                         --------------------------
                                      Name: Karen Engebretson
                                            -----------------------
                                      Title: Chief Financial Officer

PURCHASER:                            INDUSTRIAL-WORKS HOLDING CO., LLC
                                      a Delaware corporation


                                      By: /s/ Michael E. Johnson
                                      Name:   Michael E. Johnson
                                      Title:  President

INDEX TO EXHIBITS
-----------------

EXHIBIT A   Form of Certificate of Designation for Series C Convertible
            Participating Preferred Stock

EXHIBIT B   Form of Opinion of Counsel to Company

EXHIBIT C   Registration Rights

                                                                       Exhibit A
                                                                       ---------


                            FIELDWORKS, INCORPORATED

                      RESOLUTION ESTABLISHING THE SERIES,
                    SETTING FORTH THE DESIGNATION AND FIXING
                     THE RELATIVE RIGHTS AND PREFERENCES OF
               SERIES C CONVERTIBLE PARTICIPATING PREFERRED STOCK

     Pursuant to the powers expressly granted to the Board of Directors of Fieldworks, Incorporated, a Minnesota corporation (the "Company"), by the provisions of the Articles of Incorporation of the Company and Chapter 302A of the Minnesota Business Corporation Act, the Board of Directors of the Company duly established by written action of the Board of Directors a series of shares consisting of 500,000 shares, with the designation of the series and the relative rights and preferences of the series as follows:

     1.   Designation.  The designation of the series of shares is Series C
          -----------
Convertible Participating Preferred Stock (the "Series C Shares") and the number of shares of such series is 500,000.

     2.   Dividends.  Dividends shall be payable on the Series C Shares out of
          ---------
funds legally available for the declaration of dividends only if and when declared by the Board of Directors. In no event shall any dividend be paid or declared, nor shall any distribution be made, on the Common Stock, unless the holders of the Series C Shares shall have consented thereto and shall participate in such dividend on a pro rata basis with the holders of Common Stock, counting the Series C Shares on an as-if-converted basis.

     3.   Liquidation Preference. In the event of any liquidation, the holders
          ----------------------
of the Series C Shares then outstanding shall be entitled to receive out of the assets of the Company, after distribution of all amounts due the holders of the Company's Series B Convertible Participating Preferred Stock ("Series B Preferred Stock"), but prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock or any other class of shares of preferred stock of the Company ranking junior to the Series C Shares with respect to payments upon Liquidation (such preferred stock hereinafter called "Junior Liquidation Stock"), and junior to any such distribution to the holders of any class of shares of the Company ranking senior to the Series C Shares in such respect, an amount equal to $2.00 per share plus any accrued and unpaid dividends thereon for each Series C Share (the "preferred amount"). Following any distribution of assets or surplus funds of the Company to the holders of any outstanding series of Junior Liquidation Stock, the remainder of any such assets or, surplus funds shall be distributed to the holders of the Common Stock and any other series of preferred stock entitled to participate in distributions of assets or surplus funds upon liquidation until each holder shall have received an amount per share equal to the preferred amount. Thereafter, any remaining assets or funds shall be distributed pro rata to the holders of the Common Stock, the holders of any other series of preferred stock having a right to participate, and the holders of the Series C Preferred Stock, counting Series C Shares on an as-if-converted basis. If upon the occurrence of any Liquidation, the assets and funds of the Company available for the distribution to its shareholders shall be insufficient to pay the holders of the Series C Shares the full preferred amount to which they shall be entitled, the holders of the Series C Shares shall share ratably in any distribution of such assets and surplus funds available to the Series C Shares in proportion to the Series C Shares held by them.

     4.   Voting Rights. Each holder of record of Series C Shares shall be
          -------------
entitled to notice of and to attend all meetings of the shareholders of the Company and shall be entitled at each such meeting to a number of votes for each Series C Share held equal to the number of shares of Common Stock into which each share of Series C Shares is then convertible. Each holder of Common Stock shall have one vote on all matters submitted to the shareholders for each share of Common Stock standing in the name of such holder on the books of the Company. Except as otherwise provided in this Section 4, and except as otherwise required by agreement or law, the holders of the Series C Shares and the holders of Common Stock of the Company shall vote as a single class on all matters submitted to the shareholders.

     5.   Protective Provisions.  The Company shall not take any of the
          ---------------------
following actions without the prior affirmative written consent of the holders of at least two-thirds (2/3) of the Series C Shares:

          (a) alter, change or amend (by merger or otherwise) any of the rights, preferences or privileges of the Series C Shares;

          (b) other than as provided in Section 5(c) of the Certificate of Designation of Rights, Preferences and Limitations of the Company's Series B Preferred Stock, amend, restate, alter, modify or repeal (by merger or otherwise) the Articles of Incorporation or the Bylaws of the Company, including, without limitation, amending, restating, modifying or repealing (by merger or otherwise) (i) any certificate of designation or preferences (as in effect from time to time) relating to any series of preferred stock or (ii) any of the rights, preferences and privileges of any other class of capital stock, or the terms or provisions of any option or convertible security;

          (c) (i) create, authorize or issue any securities or shares of any such class or series of securities which rank senior to or on parity with the Series C Shares;

     (ii) create, authorize or issue any securities or shares of any such class or series of securities the holders of which have the right to cast more than one vote per share, and/or have the right, voting as a class or series, to elect one or more members of the Board of Directors; (iii) create, authorize or issue any securities or shares of any such class or series of securities convertible into, or exercisable, redeemable or exchangeable for, shares of any of the foregoing; (iv) increase or decrease the authorized number of shares of any of the foregoing; or (v) increase or decrease the authorized number of Series C Shares;

          (d) (i) initiate or suffer to exist any Liquidation Event with respect to the Company, (ii) enter into any merger or consolidation with any other Person that results in the holders of the Company's capital stock immediately prior to such transaction owning less than fifty percent (50%) of the voting power of the successor entity's capital stock after such transaction or (iii) otherwise discontinue or dispose of more than ten percent (10%) of the assets of the business of the Company, taken as a whole. For purposes of this Section 5, "Liquidation Event" shall mean any of the following events: (i) the commencement by the Company of a voluntary case under the bankruptcy laws of the United States, as now or hereafter in effect, or the commencement of an involuntary case against the Company, which petition shall not be opposed within fifteen (15) days or be dismissed within sixty (60) days after commencement thereof; (ii) the appointment of a custodian for, or the taking charge by a custodian of, all or substantially all of the property of the Company; (iii) the commencement by the Company or on its behalf or with its consent of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; (iv) the commencement by anyone without the Company's consent of any proceeding of the type set forth in the preceding clause (iii) which is not controverted within fifteen (15) days thereof and dismissed within sixty (60) days after the commencement thereof; (v) the adjudication of the Company as insolvent or bankrupt, or the adoption by the Company of a plan of liquidation, (vi) the occurrence of any Change of Control; or (vii) the filing of a certificate of dissolution on behalf of the Company with the Secretary of State of the State of Minnesota; in any of cases (i) through (vi) above, in a single transaction or series of related transactions. For purposes of this
     Section 5(d), a "Change of Control" shall be deemed to have occurred upon
     (i) the consummation of a tender for or purchase of more than fifty percent (50%) of the Company's Common Stock by a third party other than the holder of a majority of the Series C Stock, in a single transaction or series of related transactions, or (ii) any other transaction such that the shareholders of the Company immediately prior to the consummation of such transaction possess less than fifty percent (50%) of the voting securities of the surviving or continuing entity immediately after the transaction, in a single transaction or a series of related transactions unless such transactions have been approved by the vote of all directors elected or designated by the holders of the Series B Preferred Stock.

          (e) initiate or suffer to exist any recapitalization of the Company, or reclassify any authorized capital stock of the Company into any other class or series of Capital Stock of the Company;

          (f) redeem any shares of the Company's capital stock;

          (g) (i) acquire, in one or a series of transactions, any equity ownership interest, by way of merger or otherwise, in any Person, or any asset or assets of any Person, where the aggregate consideration payable in connection with such acquisition (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration) is at least $1,000,000, or (ii) make any capital expenditures in excess of $500,000 individually or $1,000,000 for any fiscal year;

          (h) change the number of directors of the Company to a number other than seven (7), or, under the circumstances in Section 5(c) of the Series B Preferred Stock's Certificate of Designation of Rights, Preferences and Limitations, nine (9), or the manner in which the directors are selected, except as set forth in Section 5(c) of the Series B Preferred Stock's Certificate of Designation of Rights, Preferences and Limitations;

          (i) make any material change in the nature of its business as conducted on the date the Series C Shares are issued, or fail to conduct its business in the ordinary course consistent with past practice;

          (j) sell, transfer, convey, lease or dispose of, outside the ordinary course of business, any material assets or properties of the Company, whether now or hereafter acquired, in any transaction or transactions that call for payments in excess of $500,000;

          (k) establish or purchase any subsidiary;

          (l) enter into any agreements, transactions or leases not in the ordinary course of the Company's business as conducted on the date hereof that call for payments in excess of $250,000;

          (m) incur any new or additional indebtedness which exceeds $500,000, provided that this clause (m) shall not prohibit the extension, renewal, amendment or refinancing (including refinancings with other lenders) of the Company's existing credit facility with Spectrum Commercial Services, a division of Lyon Financial Services, Inc. on terms no more restrictive than those contained in the General Credit and Security Agreement dated November 19, 1998 as amended on August 20,1999, (except that interest rate "spreads" may increase by no more than 50 basis points over prime and principal amounts advanced against accounts receivable or inventory (but no other amounts of principal) may increase or decrease provided that advance rates are no greater than those currently in effect); or

          (o) except for transactions on customary and reasonable terms, enter into any transaction with (i) any Affiliate of the Company, (ii) any employee of the Company, (iii) any holder of more than five percent (5%) of the outstanding capital stock of any class or series of capital stock of the Company, (iv) any member of the immediate family of any Person set forth in clauses (i), (ii) and (iii) above, or (v) any corporation, partnership, trust or other entity in which any Person set forth in clauses
     (i), (ii), (iii) or (iv) above, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof. For purposes of this Agreement, the members of the "immediate family" of any Person shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such Person.

     6.   Conversion Rights.
          -----------------

          (a) At Option of Holders.  Holders of Series C Shares may, at their
              --------------------
option, upon surrender of the certificates therefor, convert any or all of their Series C Shares into fully paid and nonassessable shares of Common Stock at any time. The right of holders of Series C Shares to convert their shares shall be exercised by surrendering for such purpose to the Company or any transfer agent for the Series C Shares, and at such other office or offices, if any, as the Board of Directors may designate, certificates representing the Series C Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. Upon the surrender of certificates representing the Series C Shares to be converted, the person converting such shares shall be deemed to be the holder of record of the Common Stock (and such other securities and property as the holders of Series C Shares may be entitled to upon the conversion thereof, as hereinafter provided) issuable upon such conversion, and all rights with respect to the Series C Shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets receivable upon such conversion as herein provided.

          (b) Conversion Rate/Conversion Price.  In addition to the adjustments
              --------------------------------
required by Section 6(e), 6(f) and 6(g), the conversion of Series C Shares into Common Stock shall be governed by the following: Series C Shares shall be convertible into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as shall be determined by multiplying the "Conversion Rate," determined as hereinafter provided, in effect at the time of conversion by the product of (i) the number of shares of Series C Shares to be converted and (ii) the "Initial Conversion Price" applicable to the shares of Series C Shares being converted (as hereinafter defined) and dividing the product of such multiplication by the "Conversion Price" applicable to the Series C Shares being converted, determined as hereinafter provided, in effect at the time of conversion and making any adjustments required by Section 6(e) hereof. The Conversion Rate shall initially be one and shall be adjusted from time to time as provided in Section 6(e) (such conversion rate, as so adjusted from time to time, being referred to herein as the "Conversion Rate"). The "Initial Conversion Price" for the Series C Shares shall be the price per Series C Share paid to the Company upon the issuance thereof. The conversion price for Series C Shares shall initially be equal to the Initial Conversion Price and shall be adjusted from time to time as provided in Sections 6(f) and (g) (the conversion price for Series C Shares, as so adjusted from time to time, being herein referred to as the "Conversion Price" applicable to such Series C Shares).

          (c) Reservation of Shares.  A number of shares of authorized but
              ---------------------
unissued Common Stock of the Company sufficient to provide for the conversion of all of the Series C Shares outstanding upon the basis herein provided ("Conversion Common Stock") shall at all times be reserved by the Company, free from preemptive rights, for such conversion. If the Company shall issue any securities or make any change in its capital structure that would change the number of shares of Common Stock into which each Series C Share shall be convertible as herein provided, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of additional shares of capital stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series C Shares on the new basis. The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series C Shares and shall list such shares on any national securities exchange on which the Common Stock is listed or have such shares admitted for quotation on the Nasdaq National or Small Cap Market if the Common Stock is admitted for quotation thereon.

          (d) Fractional Shares.  No fractional shares of Common Stock shall be
              -----------------
issued upon the conversion of Series C Shares but, in lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Company shall pay in cash an amount equal to the product of (a) the "Closing Price" (as defined in the next sentence) of a share of Common Stock on the last trading day before the relevant conversion date and (b) such fraction of a share. The "Closing Price" for each day shall be the last reported sale price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the

Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the Nasdaq National or Small Cap Market, or, if the Common Stock is not admitted for quotation on the Nasdaq National or Small Cap Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through Nasdaq, or, if the National Association of Securities Dealers, Inc. through Nasdaq shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Company for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors of the Company.

          (e) Conversion Rate Adjustments.  Subject to Section 6(g) hereof, if
              ---------------------------
the Company shall (A) subdivide its outstanding Common Stock into a greater number of shares, (B) combine the shares of its outstanding Common Stock into a smaller number of shares or (C) declare a dividend upon its shares of Common Stock payable in shares of Common Stock, then in each such case the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any shares of any Series C Shares thereafter surrendered for conversion shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Company that such holder would have owned or have been entitled to receive after the happening of such event had such Series C Shares been converted immediately prior to the record date for such event (or if no record date is established in connection with such event, the effective date for such action). An adjustment pursuant to this Section 6(e) shall become effective immediately after the record date in the case of a stock dividend or distribution, or immediately after the effective date in the case of a subdivision, combination or reclassification.

          (f) Initial, One-Time Conversion Price Adjustment.  The Company
              ---------------------------------------------
contemplates a registered offering of rights to purchase common stock to its shareholders. If the purchase price of such offering is less than $2.00 per share, the Conversion Price shall be adjusted to such purchase price. If the Company abandons, or shall not have completed such registered offering to its existing shareholders of rights to purchase Common Stock resulting in gross proceeds equal to or exceeding $5,000,000 on or before June 30, 2000, the Conversion Price shall be reduced to One Dollar ($1.00) per share, effective as of March 31, 2000, and any transactions subsequent to March 31, 2000 shall, for purposes of Section 6(g), be evaluated using that adjusted Conversion Price.

          (g) Continuing Conversion Price Adjustments. With respect to Series C
              ---------------------------------------
Shares, if and whenever the Company shall issue or sell any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock ("Convertible Securities") for a consideration per share (in the case of the sale of any Convertible Securities, the amount, if any, payable for such Convertible Security and upon the exercise or conversion thereof (and/or upon the exercise or conversion of the securities receivable upon such exercise or conversion) for each share of Common Stock receivable thereby shall be included in determining such consideration per share) less than the Conversion Price applicable to the Series C Shares, in effect immediately prior to the time of such issuance or sale, then, forthwith upon such issuance or sale, such higher Conversion Price(s) for the Series C Shares shall be reduced to a price (calculated to the nearest tenth of a cent) determined by dividing (x) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by such higher Conversion Price plus (B) the aggregate
                                                   ----
consideration, if any, received or receivable by the Company for the share of Common Stock issued or issuable upon the exercise of any issued Convertible Security (and/or upon the exercise or conversion of the security receivable upon such exercise or conversion), by (y) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (B) the number of shares of Common Stock thus issued or sold or
        ----
receivable upon the exercise or conversion of the Convertible Securities (or the securities receivable upon the exercise or conversion of such Securities). If any Convertible Securities taken into account in any such adjustment of a Conversion Price subsequently expire without exercise, such Conversion Price shall be recomputed to eliminate the effect of such expired Convertible Securities. However, no adjustment pursuant to this Section 6(g) shall be required upon the issuance of shares of Common Stock upon conversion of any shares of preferred stock, including the Series C Shares, outstanding prior to such issuance or sale or upon the exercise of options available under the 1996 Directors Stock Option Plan or the 1999 Long-term Incentive Plan of the Company as in effect prior to November 1, 1999.

          (h) Consolidations, Mergers, Sales of Assets, Reclassifications and
              ---------------------------------------------------------------
Certain Dividends.  In case of any (A) consolidation or merger of the Company
-----------------
with any other company (other than the merger of a subsidiary of the Company into the Company in a transaction in which the Company is the surviving corporation and the outstanding shares of capital stock of the Company are not exchanged for or converted into any other securities, cash or other property),
(B) sale or transfer of all or substantially all of the assets of the Company for cash, securities or other property, (C) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, or (D) issuance of any shares of the Company's capital stock in connection with a reclassification of the Common Stock, the Company shall, prior to or at the time of such transaction, make appropriate provision or cause appropriate provision to be made so that the holders of each Series C Share then outstanding shall have the right thereafter to receive the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, share exchange or reclassification by a holder of the number of shares of Common Stock into which such Series C Shares could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, share exchange or reclassification. If in connection with any such consolidation, merger, sale, transfer, share exchange or reclassification, each holder of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to each holder of Series C Shares the right to elect the securities, cash or other assets into which the Series C Shares held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election).

          (i) Rounding.  All calculations hereunder, unless otherwise specified,
              --------
shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (j) Notices.  Whenever the Conversion Rate or a Conversion Price is
              -------
adjusted as herein provided, the Company shall give prompt notice by mail to the holders of the outstanding Series C Shares of such adjustment, which notice shall set forth the adjustment and the new Conversion Rate or Conversion Price. Notwithstanding the foregoing, failure by the Company to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Company.

          (k) Common Stock Defined.  As used herein, the term "Common Stock"
              --------------------
shall mean and include the presently authorized Common Stock of the Company and shall also include any capital stock of any class of the Company (other than the Series C Shares) hereafter authorized which shall have the right to vote on all matters submitted to the shareholders of the Company and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the occurrence of any Liquidation Event of the Company.

     7.   Preemptive Rights.  If Company offers to sell its common stock,
          -----------------
securities convertible into common stock, or any other debt (excluding debt securities issued to banks or other financial institutions) or equity securities other than the issuance of options or shares to employees, directors and consultants which have been approved by the directors elected by the Series B Preferred Stock (the "Additional Securities") it will first offer to the holders of the Series C Shares, or, if applicable, Conversion Common Stock the right to purchase a portion of the Additional Securities such that such holders' aggregate percentage ownership of the Company on a fully diluted basis ("Purchasers' Percentage") will be unchanged. The offer shall set forth the number of shares to be sold, the price, and material terms and conditions.

The right of the holders to purchase in the aggregate Additional Securities up to but not more than the Purchaser's Percentage may be exercised as follows:

          (a) the Company shall provide each holder with written notice of the number of securities to be issued and the cash price therefor;

          (b) each holder shall have the right to purchase that percentage of such securities equal to the ratio that the number of shares of Conversion Common Stock held by such holder bears to the total number of shares of Conversion Common Stock held by all holders;

          (c) second, if not all holders elect to purchase their pro rata share, then as to the excess of the amount of Purchaser's Percentage over the shares taken by holders electing to purchase their pro rata part (such excess to be referred to as the "Unsubscribed Shares"), the holders who do so elect shall be offered the right to acquire pro rata among themselves based on their holdings of Conversion Common Stock; and

          (d) if after such offer, any of the Unsubscribed Shares remain unsold, as to such unsold Unsubscribed Shares, as the holders who agreed to purchase their pro rata part of the Unsubscribed Shares may agree, all within thirty (30) days of notice by the Company of such proposed issuance.

          The Company may, within thirty (30) days, sell the remaining securities not to be purchased by the holders to third parties on the terms and conditions set forth in the offer delivered to holders, and the holders shall be required to deliver the consideration to Company for the securities being purchased by the holders at the same time such third parties are required to deliver their consideration to Company.

          Notwithstanding anything in this Section 7 to the contrary, the holders' rights under this Section 7 shall not apply to (i) the securities of the Company outstanding immediately prior to the issuance of the initial Series C Shares; (ii) shares of common stock issued in connection with any stock split, stock dividends or recapitalization of Company or upon conversion of the Series C Shares; (iv) any borrowings, direct or indirect from financial institutions by the Company, whether or not presently authorized, evidenced by any type of debt instrument with no equity features; (v) securities issued pursuant to an effective registration statement filed with the SEC in connection with a registered public offering; (vi) equity securities issued to a financial institution in connection with any lease financing or debt financing of the Company approved by a two-thirds (2/3) vote of the Board of Directors; or (vii) any transaction in which all directors of the Company elect for this Section 7 not to apply.

                                                                       Exhibit B
                                                                       ---------



                                 March 31, 2000




Industrial-Works Holding Co. LLC
c/o Glenmount International, L.P.
19200 Von Karman Avenue, Suite 400
Irvine, California 92612

Ladies and Gentlemen:

         Reference is hereby made to that certain Preferred Stock Purchase Agreement (the "Agreement") dated as of March 31, 2000, by and between FieldWorks Incorporated, a Minnesota corporation (the "Company"), and Industrial-Works Holding Co. LLC, a Delaware limited liability company ("Purchaser"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement.

         We have acted as counsel to the Company in connection with the issuance of the Series C Shares to Purchaser as contemplated under the Agreement.

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

         In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company, including certificates being delivered to you at the Closing.

Industrial-Works Holding Co. LLC
March 31, 2000
Page 2



         On the basis of the foregoing and of our examination of such other questions of law and fact as we deem relevant under the circumstances, and in reliance thereon, and subject to the limitations, qualifications, presumptions and exceptions set forth herein, we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota with corporate power and authority to conduct its business as it is presently conducted, to own and lease its properties and assets and to execute and deliver the Transaction Documents and perform its obligations thereunder.

         2. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which (i) such qualification is necessary under applicable law as a result of its conduct of business and (ii) the failure to be so qualified would have a Material Adverse Effect.

         3. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of Company, enforceable against the Company in accordance with its terms.

         4. The Company has taken action to reserve 500,000 shares of Common Stock for future issuance in connection with the exercise of the Series C Preferred Stock. Assuming the representations and warranties made by Purchaser in Article III in the Agreement are true and correct, the offer and sale of the Series C Preferred Stock to Purchaser pursuant to the terms of the Agreement are exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act"). Assuming the representations and warranties made by Purchaser in Article III in the Agreement are true and correct, the issuance to Purchaser of the Conversion Shares in accordance with the terms of the Agreement will be exempt from such registration and qualification requirements.

         5. Neither the execution and delivery by the Company of the Transaction Documents nor the performance of its obligations thereunder will (a) result in the violation of (i) any federal or Minnesota statute or regulation applicable to the Company or (ii) any order or decree known to us of any court or governmental authority binding upon the Company or its property, (b) conflict with the Company's Articles of Incorporation or Bylaws or (c) result in a default or in creation of a lien under any indenture, loan agreement or other agreement known to us by which the Company is bound.

Industrial-Works Holding Co. LLC
March 31, 2000
Page 3



         6. No registration with or approval by any federal or state governmental agency is required of the Company in connection with the execution and delivery or the performance of the Transaction Documents to which it is a party.

         7. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $0.001 par value per share ("Company Common Stock"), of which 8,894,426 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $.001 par value, of which 4,250,000 shares have been designated Series B Convertible Participating Preferred Stock (the "Series B Stock") and 500,000 shares have been designated Series C Convertible Participating Preferred Stock (the "Series C Stock").

         8. The Series C Stock has been validly authorized, and the delivery by the Company to Purchaser at Closing of the certificates representing the Series C Stock, upon payment in accordance with the Agreement, conveys and transfers to Purchaser, good, complete and marketable title to all Series C Stock of the Company, free and clear of restrictions or conditions to transfer or assignment and free and clear of all defects of title or Encumbrances. The offer and sale of the Series C Stock to the Purchaser pursuant to the terms of the Agreement are exempt from the registration requirements of the Securities Act, and the Series C Stock has been issued in compliance with the securities laws of the State of Minnesota and all other applicable state securities laws.

         9. The Company has taken action to reserve 500,000 shares of Common Stock for future issuance in connection with the conversion of the Series C Stock. Assuming the representations and warranties made by Purchaser in Article III in the Agreement are true and correct, the issuance to Purchaser of Common Stock in connection with such conversion will be exempt from the registration and qualification requirements of the Securities Act.

         Our opinions set forth above are subject to the following qualifications:

         (a) Our opinions in paragraph 3 above is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent transfer or other similar law affecting creditors' rights generally and (ii) principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, election of remedies, estoppel and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

Industrial-Works Holding Co. LLC
March 31, 2000
Page 4



         (b) Our opinion as to good standing of the Company set forth in paragraph 1 above is based solely upon a certificate of good standing from the appropriate officer of the jurisdiction in which such corporation has been incorporated, and is given as of the date of the certificate.

         Our opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States of America. We call your attention to the fact that the Agreement states that it is governed by California law. We have not examined the question of what law would govern the interpretation or enforcement of such agreement and our opinion in paragraph 3 above is based on the assumption, for purposes of this opinion, that the internal laws of the State of Minnesota and the federal laws of the United States of America would govern the provisions of the Agreement and the transactions contemplated thereby.

         We express no opinion regarding the accuracy of any financial representations in the Transaction Documents or the financial status of the Company.

         The foregoing opinion is given solely for your benefit, speaks only as of the date hereof, may not be relied upon by any other person or entity and shall not be copied or distributed to any other person or entity without our prior express written consent. We specifically disclaim any obligation to inform you of any change in law, facts or circumstances which may be brought to our attention subsequent to the date hereof.

                                                     Very truly yours,

                                                     Dorsey & Whitney LLP


KLC

                                    EXHIBIT C
                                       TO
                            STOCK PURCHASE AGREEMENT

                               Registration Rights
                               -------------------

     1. Definitions. As used in this Exhibit A, the following terms shall have the following respective meanings:

          "Company" means FieldWorks, Incorporated, a Minnesota corporation.

          "Common Stock Equivalents" shall mean, with respect to any Eligible Holder as of any applicable date of determination, a sum equal to (i) the number of shares of Common Stock owned by such Eligible Holder as of such date of determination plus (ii) with respect to the Warrant owned by such Eligible Holder, the number of shares of Common Stock issued or issuable upon exercise of such Warrant as of the date of determination (in each case, whether or not such Series B Preferred Stock or Warrant is so converted or exercised).

          "Eligible Holders" means each of Industrial-Works Holding Co., LLC and any Person to whom it transfers any Registrable Securities, or any of their respective Permitted Transferees.

          "Holder" means (i) any person owning of record Registrable Securities that have not been sold to the public or (ii) any transferee of record of such Registrable Securities in accordance with Section 7 of the Warrant.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (i) Common Stock of the Company issued or issuable upon conversion of the Company's Series C Convertible Participating Preferred Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion of any other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144, or sold in a private transaction in which the transferor's rights under this Exhibit A is are not assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "SEC" or "Commission" means the United States Securities and Exchange Commission.

          "Stock Purchase Agreement" shall mean the Agreement dated March 31, 2000 between the Company and Industrial Works Holding Co., LLC.

     2. Demand Registrations

          (a) Required Threshold.

          Any Eligible Holder owning at least One Hundred Thousand (100,000) Common Stock Equivalents (as such number may be equitably adjusted from time to time to reflect any stock split, stock dividend, recapitalization, reclassification, consolidation or the like) may request (such Person, the "Initiating Holder") that the Company file a Registration Statement under the Securities Act on an appropriate form with respect to at least fifty percent (50%) of the Registrable Securities owned by such Initiating Holder (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed herewith) covering the shares of Registrable Securities that are the subject of such request and the Company shall file such a Registration Statement.

          (b) Number of Demand Registrations.

          The Company shall be obligated to prepare, file and cause to become effective pursuant to this Section 2 only one (1) Registration Statement in the aggregate pursuant to Section 2(a) above for the Eligible Holders; provided, however, that a Registration Statement shall not be counted as the Demand Registration hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in
     Section 6(a); provided, further, that if there is an underwriter's cutback pursuant to Section 2(e) with respect to the request for registration initiated by an Eligible Holder, such requested registration shall not be deemed to be the Demand Registration.

          (c) Deferral by Company.

          Notwithstanding anything in this Section 2 to the contrary, the Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2 a Registration Statement if within five (5) days of receipt of a request for a Demand Registration the Company furnishes to the Initiating Holder a certificate signed by the Chief Executive Officer of the Company that, in the good faith judgment of the Board of Directors, it would be detrimental in any material respect to the Company and its shareholders for the Company to comply with the Demand Registration, and it is therefore essential to defer the filing of the Registration Statement relating thereto. Any such deferral shall be for a period of not more than six (6) months after the Company's receipt of the Initiating Holder's written request for registration pursuant to this
     Section 2; provided, however, that the Company may not exercise this right more than once with respect to the Demand Registration and that any requested registration deferred, and not ultimately effected, by the Company pursuant to the provisions of this Section 2(c) shall thereafter not be deemed to be the Demand Registration for purposes of the Section 2(a) above.

          (d) Participation.

          The Company shall promptly give written notice to all other Eligible Holders upon receipt of a request for a Demand Registration pursuant to
     Section 2(a) above. Such other Eligible Holders may, by written notice to the Company and the Initiating Holder, within thirty (30) business days of the Company's notice, elect to join in a request for a Demand Registration pursuant to Section 2(a) above, with respect to any number of shares of Registrable Securities owned by such Eligible Holder. The Registrable Securities of the other Eligible Holders being offered in such Demand Registration shall be treated pari passu with the Registrable Securities being offered by the Initiating Holder for all purposes including "underwriter's cutbacks" under subsection (e) of this Section and any such request by an Eligible Holder shall not be treated as either a request by such Eligible Holder for a Piggyback Registration under Section 3 or as a request by such Eligible Holder for a Demand Registration under this
     Section 2. The Company shall include in such Demand Registration such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given, provided that all the Registrable Securities for which the Initiating Holder and the other Eligible Holders have requested registration shall be covered by such registration statement before any other securities are included.

          In addition, the Company shall promptly give written notice to all eligible Holders upon receipt of a request for a demand registration by any Person (such Person, the "Initiating Person") pursuant to any other registration rights agreement with the Company (whether such other registration rights agreement is entered into before or after the date hereof).

     Each Eligible Holder may, by written notice to the Company, within thirty
     (30) business days of the Company's notice, elect to request a Demand Registration pursuant to Section 2(a) above, with respect to any shares of Registrable Securities owned by such Eligible Holder. The Registrable Securities of the Eligible Holders being offered in such Demand Registration shall be treated pari passu with the registrable securities being offered by the Initiating Person (unless such Initiating Person is a holder of Series B Preferred Stock, Warrants issued to Industrial Works Holding Co., LLC, or Common Stock obtained on exercise or conversion thereof, in which case the securities proposed to be registered by such Initiating Person should be given priority) for all purposes including "underwriter's cutbacks" and any such request by an Eligible Holder shall not be treated as either a request by such Eligible Holder for a Piggyback Registration under Section 3 or as a request by such Eligible Holder for a Demand Registration under this Section 2. The Company shall include in such demand registration such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given, provided that all the Registrable Securities for which the Initiating Person and the Eligible Holders have requested registration shall be covered by such registration statement before any other securities are included.

          (e) Underwriter's Cutback.

          If the public offering of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered hereunder would interfere with the successful marketing of such shares of Registrable Securities, the number of shares of Registrable Securities to be included shall be reduced and the number of shares to be included in the underwriting or registration shall be allocated first among the Eligible Holders pro rata upon the basis of the number of shares of Registrable Securities sought to be offered by the Eligible Holders pursuant to such Demand Registration and any remainder shall be allocated among the Company and the other persons entitled to incidental registrations pro rata upon the basis of the number of shares of Registrable Securities sought to be registered thereby. If a person who has requested inclusion in such Demand Registration does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holder, and the securities owned by such person(s) shall be withdrawn from registration (the "Withdrawn Securities").

          If there are any Withdrawn Securities as a result of an Underwriter's Cutback, then the Company shall offer to those persons who have retained rights to include securities in the Demand Registration the right to include additional securities in the registration in an aggregate amount equal to the number of Withdrawn Securities that would have been included in the Demand Registration after giving effect to the Underwriter's Cutback had such securities not been withdrawn, with such shares to be allocated among such persons in accordance with the allocation of rights set forth in this paragraph (e).

          (f) Managing Underwriter.

          The managing underwriter or underwriters of any Underwritten Offering covered by a Demand Registration shall be selected by a majority in interest of the Eligible Holders participating in such Underwritten Offering and shall be reasonably acceptable to the Company. The right of any other Holders joining in a request for registration as provided in
     Section 2(d) above to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting on the same terms as those of the Initiating Holder (unless otherwise mutually agreed by a majority in interest of the Eligible Holders participating in such registration and such Holder with respect to such participation and inclusion).

     3. Piggyback Registrations

          (a) Participation.

          Each time the Company decides to file a Registration Statement under the Securities Act (other than registrations on Forms S-4 or S-8 or any successor form thereto, and other than a Demand Registration or a demand registration by an Initiating Person) covering the offer and sale by it or any of its security holders of any of its securities for money, the Company shall give written notice thereof to all Eligible Holders. The Company shall include in such Registration Statement such shares of Registrable Securities for which it has received a written request from any Eligible Holder to register such shares within twenty (20) days after such written notice has been given. If the Registration Statement is to cover an Underwritten Offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

          (b) Underwriter's Cutback.

          Subject to the requirements of Section 12 hereof, if in the good faith judgment of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority:
     (1) first, the shares of Common Stock which the Company proposes to sell for its own account, (2) second, the shares of holders exercising rights given to holders of Series B Preferred Stock or holders of Warrants issued to Industrial-Works Holding Co., LLC, (3) third, the shares of Registrable Securities of all Eligible Holders requested to be included, and (4) fourth, any other shares of Common Stock requested to be included. Any necessary allocation among the Holders of shares within each of the foregoing groups shall be pro rata among such Holders requesting such registration based upon the number of shares of Common Stock and Registrable Securities owned by such Holders.

          (c) Company Control.

          The Company may decline to file a Registration Statement after giving notice to Eligible Holders pursuant to Section 3(a) above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof; provided that the Company shall promptly notify each Eligible Holder in writing of any such action and provided further that the Company shall bear all expenses incurred by each Eligible Holder or otherwise in connection with such withdrawn Registration Statement.

     4. Registration on Form S-3

          (a) Right to Request Registrations on Form S-3.

          At any time the Company is qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Agreement, the Eligible Holders shall have the right to request registrations on Form S-3 or any comparable or successor form. Each such request shall be in writing and shall state the anticipated number of shares of Registrable Securities to be disposed of and the anticipated gross proceeds of such shares, and the intended methods of disposition of such shares by such Eligible Holder or Eligible Holders, including whether such resales are to be made on a delayed or continuous basis pursuant to Rule 415. The Company shall not be obligated to effect any registration pursuant to this Section 4 if (i) the Eligible Holders propose to sell Registrable Securities representing less than fifteen percent (15% ) of the shares of the Registrable Securities then held by all Eligible Holders or
     (ii) the circumstances described in Section 2(c) shall apply (but subject to the limitations set forth therein).

          (b) Application of Certain Provisions.

          If the registration is for an Underwritten Offering, the provisions of Sections 2(d) and 2(f) hereof shall also apply to such registration, except the Company may not include any shares for its own account.

     5. Hold-back Agreements

          (a) By Holders of Registrable Securities.

          Upon the written request of the managing underwriter of any Underwritten Offering of the Company's securities, a Holder of Registrable Securities shall not sell or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed thirty (30) days before the effective date and one hundred twenty (120) days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering; provided that each of the officers and directors of the Company, and each Holder of more than one percent (1%) of the Common Stock of the Company, shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

          (b) By the Company and Others.

          The Company agrees:

               (1) not to effect any public or private sale or distribution of any of its equity securities during the 30-day period prior to, and during the 120-day period after, the effective date of each Underwritten Offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such Underwritten Offering, pursuant to registrations on Forms S-4 or S-8 or any successor forms thereto), and

               (2) not to issue any Equity Securities other than for sale in a registered public offering unless each of the Persons to which such securities are issued has entered a written agreement binding on its transferees not to effect any public sale or distribution of such securities during such 130-day period, including without limitation a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if and to the extent permitted hereunder).

     6. Registration Procedures

     If and whenever the Company is required to register Registrable Securities pursuant to this Agreement, the Company will use all commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof and will as expeditiously as practicable:

          (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain continuously effective until the date that is the earlier to occur of (i) the date six months from the date such Registration Statement was declared effective, and (ii) the date the last of the Registrable

     Securities covered by such Registration Statement have been sold, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to Holders of Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of each Eligible Holder and such underwriters, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Eligible Holders or the underwriters, if any, shall reasonably object;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

          (c) promptly notify the selling Holders of Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing,

               (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

               (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

               (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

               (4) if at any time the representations and warranties of the Company contemplated by clause (1) of paragraph (o) below cease to be accurate in all material respects,

               (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

               (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a misstatement;

          (d) make all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

          (e) unless the Company objects in writing on reasonable grounds, if requested by the managing underwriter or any Eligible Holder holding more than twenty-five percent (25%) of the Registrable Securities then outstanding, as promptly as practicable incorporate in a supplement or post-effective amendment such information as the managing underwriter and such Eligible Holder agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

          (f) only with respect to Demand Registrations, promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to each of the Eligible Holders and to the managing underwriter, if any, and make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for each Eligible Holder or underwriters may reasonably request;

          (g) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (h) deliver to each Eligible Holder and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus));

          (i) prior to any public offering of Registrable Securities, use all commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such underwriters may designate in writing and do anything else necessary or advisable to enable from a legal perspective the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (j) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of Registrable Securities to the underwriters;

          (k) use all commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (l) if the Registration Statement or the Prospectus contains a misstatement, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a misstatement;

          (m) use all commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on any national securities exchange on which the Company's securities are listed or authorized for quotation on Nasdaq, if requested by any Eligible Holder or the managing underwriter, if any; provided, however, that the payment of any required listing or other fee shall always be deemed to be "commercially reasonable" for purposes of this Section 6(m);

          (n) provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

          (o) enter into such agreements (including an underwriting agreement) and do anything else reasonably necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not the registration is an Underwritten Registration:

               (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to holders and underwriters, respectively, in similar Underwritten Offerings;

               (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any, and each Eligible Holder) addressed to each selling Holder and the underwriter, if any, covering the matters customarily covered in opinions delivered to holders and underwriters, respectively, in similar Underwritten Offerings and such other matters as may be reasonably requested by any Eligible Holder or such underwriters;

               (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to holders and underwriters, respectively, in connection with similar Underwritten Offerings;

               (4) if an underwriting agreement is entered into, cause the same to include customary indemnification and contribution provisions and procedures with respect to such underwriters; and

               (5) deliver such documents and certificates as may be reasonably requested by any Eligible Holder and the managing underwriter, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

     The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by any Eligible Holder;

          (p) make available for inspection by representatives of any Eligible Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or any such underwriter, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller or underwriter in connection with the Registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

          (q) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such Registration, and make generally available to its security holders earnings statements satisfying the provisions of Section 12(a) of the Securities Act, no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month period.

     7. Registration Expenses

          (a) Demand Registrations and S-3 Registrations.

          The Company shall bear all Expenses incurred in connection with any Demand Registrations, S-3 Registrations or any Registrations which do not become or are not maintained effective in accordance with the requirements specified in Section 6(a), including expenses and fees of one counsel for all Holders. Notwithstanding the foregoing, the Underwriters' Commissions related or attributable to Registrable Securities sold or incurred in connection with a Demand Registration or S-3 Registration that becomes effective shall be shared by the Holders of the Registrable Securities whose Registrable Securities are included in such Registration, pro rata, in accordance with the aggregate amount of Registrable Securities sold by such Holders.

          (b) Piggyback Registrations.

          The Company shall bear all Registration Expenses incurred in connection with any Piggyback Registrations, including expenses and fees of one counsel for all Holders, except that each Holder of the Registrable Securities whose Registrable Securities are included in such Registration shall pay its pro rata share of the Underwriters' Commissions related or attributable to Registrable Securities sold or incurred in such Registration, in accordance with the amount of Registrable Securities sold by all such Holders.

          (c) Company Expenses.

          The Company also will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any Person, including special experts, retained by the Company.

     8. Termination of Registration Rights. A Holder's registration rights under this Exhibit A shall terminate and be of no further force and effect one year following the issuance of the Warrant if all the Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period.